UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2022

CANOO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38824 (Commission File Number)	82-1476189 (I.R.S. Employer Identification Number)

19951 Mariner Avenue Torrance, California	90503
(Address of principal executive offices)	(Zip Code)

(424) 271-2144

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOEV	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	GOEVW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.         Entry into a Material Definitive Agreement.

On August 8, 2022, Canoo Inc. (“we,” “us,” the “Company” or “Canoo”) entered into an Equity Distribution Agreement (as supplemented by that certain side letter also entered into among the parties on August 8, 2022 (the “Side Letter”), the “Sales Agreement”) with Evercore Group L.L.C. and H.C. Wainwright & Co., LLC (collectively, the “agents”) to sell shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), having an aggregate sales price of up to $200.0 million, from time to time, through an “at the market offering” program under which the agents will act as sales agents. The sales, if any, of the Shares made under the Sales Agreement will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended.

The agents will be entitled to total compensation at a commission rate of 3.0% of the gross sales price per share sold, with H.C. Wainwright & Co., LLC being entitled to an additional 1.5% of the gross sales price per share sold. We have agreed to provide the agents with customary indemnification and contribution rights. We will also reimburse the agents for certain specified expenses in connection with entering into the Sales Agreement. The Sales Agreement contains customary representations and warranties and conditions to the sale of the Shares pursuant thereto.

We are not obligated to sell any of the Shares under the Sales Agreement and may at any time suspend solicitation and offers thereunder. The offering of Shares pursuant to the Sales Agreement will terminate on the earlier of (1) the sale, pursuant to the Sales Agreement, of Shares having an aggregate sales price of $200.0 million and (2) the termination of the Sales Agreement by either us or the agents, as permitted therein.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-264842). The Company filed a prospectus supplement on August 8, 2022 (the “Prospectus Supplement”) with the U.S. Securities and Exchange Commission in connection with the offer and sale of the Shares.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Shares, nor shall there be an offer, solicitation or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The foregoing description of the Sales Agreement and the Side Letter is only a summary and is qualified in its entirety by reference to the full text of the Sales Agreement and the Side Letter which are filed as Exhibit 1.1 and Exhibit 1.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Attached to this Current Report on Form 8-K as Exhibit 5.1, and incorporated by reference to the Prospectus Supplement, is the opinion of Kirkland & Ellis LLP relating to the legality of the Shares.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Equity Distribution Agreement, among Canoo Inc. and Evercore Group L.L.C. and H.C. Wainwright & Co., LLC dated August 8, 2022.
1.2	Side Letter to Equity Distribution Agreement, among Canoo Inc. and Evercore Group L.L.C. and H.C. Wainwright & Co., LLC, dated August 8, 2022.
5.1	Opinion of Kirkland & Ellis LLP.
23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (Formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2022	CANOO INC.

	By:	/s/ Hector Ruiz
	Name:	Hector Ruiz
	Title:	General Counsel and Corporate Secretary